Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-260658 and No. 333-123505) and Form S-8 (Nos. 333-231518, 333-221146, 333-165136, 333-115402, 333-105450 and 333-84646) of Asbury Automotive Group, Inc. of our report dated April 9, 2025, with respect to the financial statements of The Herb Chambers Companies for the year ended December 31, 2024, included in this Current Report on Form 8-K/A (Amendment #1), dated July 29, 2025.

/s/ CBIZ CPAs P.C.

Hartford, CT

July 29, 2025